                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                June 27, 1996
                                -------------
              Date of Report (Date of earliest event reported)



                           Precision Systems, Inc.
                           -----------------------
             (Exact name of Registrant as Specified in Charter)



   Delaware                          0-20068                     41-1425909
   --------                          -------                     ----------
(State or Other Juris.              (Commission                (IRS Employer
  of Incorporation)                 File Number)             Identification No.)


11800 30th Court North
St. Petersburg, Florida                                             33716
- -----------------------                                             -----
(Address of Principal                                            (Zip Code)
 Executive Offices)



                               (813) 572-9300
                               --------------
                       (Registrant's telephone number,
                            including area code)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

        On June 27, 1996, RMS Limited Partnership ("RMS"), the sole owner of Precision Systems, Inc. (the "Company") Class B Common Stock, notified the Company that it had elected to convert all of its Class B Common Stock into a like number of shares of the Company's Common Stock. The Class B Common Stock has been retired and is not available for reissue.

        Because each share of Class B Common Stock is entitled to 10 votes per share and each share of Common Stock is entitled to one vote per share on most matters submitted to shareholders, the conversion of the Class B Shares into Common Stock on June 27, 1996, reduced RMS' voting power of the Company's outstanding capital stock on a fully diluted basis (assuming conversion of the Series A Preferred Stock held by RMS) from 63.51% to 19.96%.

        RMS, Vulcan Ventures Incorporated and Alta Investissements SA each own approximately 19% of the Company's Common Stock and have entered into a shareholders agreement whereby the parties thereto agreed to nominate and vote for a nominee of Primwest Holding N.V.


ITEM 5.     OTHER EVENTS.

        On July 1, 1996, Precision Systems, Inc. ("Registrant") issued the press release attached hereto as Exhibit 20.1, which press release is incorporated herein by reference.


ITEM 7.     EXHIBITS.

            NUMBER                            DESCRIPTION
            ------                            -----------
            20.1             Press Release of Precision Systems, Inc. dated
                             July 1, 1996.





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


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   PRECISION SYSTEMS, INC.




Date:  July 8, 1996                     By:  /s/ Russell I. Pillar
                                             --------------------------
                                             Russell I. Pillar
                                             President





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


                                 EXHIBIT INDEX

NUMBER                            DESCRIPTION                                                PAGE
- ------                            -----------                                                ----
20.1                      Press Release of Precision Systems, Inc.
                          dated July 1, 1996.                                                   5





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